Exhibit 99.1

For additional information contact:
Richard S. DeRose (703) 293-7901
For release:
March 29, 2007 at 9:00 a.m.

Information Analysis Inc. Announces Fourth Quarter Results

FAIRFAX, VIRGINIA – Information Analysis Inc. (IAIC:OTCBB) today reported results for the fourth quarter and full year ended December 31, 2006. Revenues were $2,002,000, compared to $2,950,000 reported in the fourth quarter 2005. The Information Technology services company reported net income of $106,000 or $0.01 per share basic and diluted, compared to net income of $261,000 or $0.02 per share basic and diluted in the comparable period in 2005.

For the year ended December 31, 2006, IAI posted revenue of $9,459,000 and net income of $502,000, or $0.05 per share basic and $0.04 diluted. The Company reported revenue of $10,772,000 and net income of $732,000 or $0.07 per share basic and diluted for the year ended December 31, 2005.

“We experienced a downturn of revenues in 2006 as a result of delays in the government ordering process,” said Sandor Rosenberg, Chairman and Chief Executive Officer of IAI. “During the past few years we were able to reach financial stability, which has allowed us to plan for future growth. We have been working diligently on building a larger pipeline. This is expected to add additional revenue during 2007 and future years. We continue to see more opportunities through our Adobe relationship that should enhance our future business.

“We are continuing too pursue merger/acquisition opportunities with other organizations.”

About Information Analysis Incorporated

Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the internet world.

Additional information for investors

This release may contain forward-looking statements regarding the Company’s business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company’s 10-KSB for the fiscal year ended December 31, 2006, and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Fourth Quarter Results

March 29, 2007

Information Analysis Incorporated

Condensed Statements of Operations

	Three months ended December 31,
(in thousands, except per share data)	2006	2005
Sales:
Professional fees	$1,809	$2,187
Software sales	193	763

Total sales	2,002	2,950
Cost of goods sold and services provided:
Cost of professional fees	1,322	1,689
Cost of software sales	143	534

Total cost of sales	1,465	2,223

Gross profit	537	727
Operating expenses:
Selling, general and administrative	(421)	(462)

Income from operations	116	265
Other expenses, net	(9)	1

Income before provision for income taxes	107	266
Provision for income taxes	1	5

Net income	$106	$261

Earnings per Common Share: Basic and Diluted
Basic net income	$0.01	$0.02

Diluted net income	$0.01	$0.02

Shares used in calculating earnings per share:
Basic	11,151,394	10,620,570
Diluted	11,366,653	11,388,849

	Twelve months ended December 31,
(in thousands, except per share data)	2006	2005
Sales:
Professional fees	$8,484	$9,045
Software sales	975	1,727

Total revenue	9,459	10,772
Cost of goods sold and services provided:
Cost of professional fees	6,402	6,960
Cost of software sales	621	1,348

Total cost of sales	7,023	8,308

Gross profit	2,436	2,464
Operating expenses:
Selling, general and administrative	(1,929)	(1,715)

Income from operations	507	749
Other expenses, net	(4)	(12)

Income before provision for income taxes	503	737
Provision for income taxes	1	5

Net income	$502	$732

Earnings per Common Share: Basic and Diluted
Basic net income	$0.05	$0.07

Diluted net income	$0.04	$0.07

Shares used in calculating earnings per share:
Basic	11,018,317	10,376,247
Diluted	11,342,072	10,968,026

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Information Analysis Reports Fourth Quarter Results

March 29, 2007

Information Analysis Incorporated

Balance Sheets

(in thousands)	As of December 31, 2006	As of December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$808	$452
Accounts receivable, net	1,758	1,994
Prepaid expenses	382	183
Note receivable	116	85
Other receivables	6	15
Other assets	4	—

Total current assets	3,074	2,729

Fixed assets, net	67	57

Other assets	9	9

Total assets	$3,150	$2,795

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$644	$1,175
Deferred revenue	513	214
Accrued payroll and related liabilities	265	321
Other accrued liabilities	53	125
Income taxes payable	—	4
Revolving line of credit	—	—

Total current liabilities	1,475	1,839

Total liabilities	1,475	1,839

Common stock, par value $0.01, 30,000,000 shares authorized; 12,839,376 shares issued, 11,196,760 outstanding at December 31, 2006, and 12,127,626 shares issued, 10,623,015 outstanding at December 31, 2005,	128	121
Additional paid in capital	14,486	14,212
Accumulated deficit	(12,009)	(12,511)
Other comprehensive income	—	(12)
Less treasury stock; 1,642,616 and 1,504,611 shares at cost at December 31, 2006 and 2005, respectively	(930)	(854)

Total stockholders’ equity	1,675	956

Total liabilities and stockholders’ equity	$3,150	$2,795

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